As Filed With the Securities and Exchange Commission on May 30, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CORTEX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-0303583
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

15241 Barranca Parkway, Irvine, California 92618

(Address of Principal Executive Offices)

2006 STOCK INCENTIVE PLAN

AND

LESLIE STREET NON-QUALIFIED STOCK OPTION AGREEMENT DATED MARCH 5, 2007

(Full title of the plan)

Roger G. Stoll, Ph.D.

Chairman, President and Chief Executive Officer

Cortex Pharmaceuticals, Inc.

15241 Barranca Parkway

Irvine, California 92618

(Name and address of agent for service)

(949) 727-3157

(Telephone number, including area code, of agent for service)

Copy to:

Lawrence B. Cohn, Esq.

Marc G. Alcser, Esq.

Stradling Yocca Carlson & Rauth, a Professional Corporation

660 Newport Center Drive, Suite 1600, Newport Beach, California 92660

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)		Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee(2)
Common Stock, $0.001 par value	2,500,000 shares	(3)(4)	$2.81	$7,025,000	$216
Common Stock, $0.001 par value	100,000 shares	(4)(5)	$2.81	$281,000	$9
Total	2,600,000 shares	(4)	$2.81	$7,306,000	$225

(1)	Pursuant to Rule 416(a) under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of our common stock as may be issued from time to time with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h)(1) under the Securities Act, on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c) under the Securities Act, using the average of the high and low prices reported by The American Stock Exchange for our common stock on May 29, 2007, which was $2.81 per share.
(3)	Shares issuable pursuant to the 2006 Stock Incentive Plan.
(4)	Each share of common stock is accompanied by a preferred stock purchase right pursuant to the Rights Agreement, dated as of February 8, 2002, between us and American Stock Transfer & Trust Company, as Rights Agent.
(5)	Shares issuable pursuant to the Leslie Street Non-Qualified Stock Option Agreement dated March 5, 2007.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

2006 Stock Incentive Plan

This registration statement relates in part to the 2006 Stock Incentive Plan, or the 2006 Plan, of Cortex Pharmaceuticals, Inc., referred to herein as the Company, we, our or us. Initially, an aggregate of 1,863,799 shares of common stock were registered on this form on May 26, 2006 (Reg. No. 333-134490). On May 9, 2007, following our Board of Directors’ approval on February 6, 2007, our stockholders approved an amendment to the 2006 Plan increasing the number of shares reserved for issuance thereunder by 2,500,000 shares. Therefore, this registration statement covers in part the current increase of 2,500,000 shares under the 2006 Plan, bringing the total number of authorized shares thereunder to 4,363,799.

Leslie Street Non-Qualified Stock Option

This registration statement also covers in part the 100,000 shares of common stock which have been authorized for issuance by us upon exercise of compensatory stock options granted to Leslie Street under a non-qualified stock option agreement dated March 5, 2007.

Item 3.	Incorporation of Documents by Reference.

The Securities and Exchange Commission, or the SEC, allows us to “incorporate by reference” the information we file with it. This means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this registration statement, and later information we file with the SEC will automatically update and supersede this information. Any such information so updated or superceded shall not be deemed, except as so updated or superceded, to constitute part of this registration statement. The following documents filed with the SEC (in each case, File No. 001-16467) are incorporated by reference:

•	our Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the SEC on March 15, 2007;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, filed with the SEC on May 10, 2007;

•	our definitive Proxy Statement dated April 6, 2007, filed in connection with our 2007 Annual Meeting of Stockholders;

•	our Current Report on Form 8-K, filed with the SEC on January 19, 2007;

•	our Current Report on Form 8-K, filed with the SEC on February 6, 2007;

•	our Current Report on Form 8-K, filed with the SEC on March 7, 2007;

•	our Current Report on Form 8-K, filed with the SEC on May 15, 2007;

•

the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC under Section 12(b) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, on May 2, 2001, including any amendment or report filed for the purpose of updating such description; and

•

the description of our preferred stock purchase rights contained in our Registration Statement on Form 8-A/A, filed with the SEC under Section 12(b) of the Exchange Act on February 15, 2002, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document that is not deemed filed under such provisions. For the purposes of this registration statement, any statement in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in this registration statement modifies or supersedes a statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement. Unless specifically stated otherwise, none of the information that we disclose under Items 2.02 or 7.01 in our Current Reports on Form 8-K, nor any exhibits relating to such information, furnished to the SEC prior to, on or subsequent to the date of this registration statement will be deemed to be incorporated by reference into, or otherwise included in, this registration statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law, or the DGCL, enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which the director derived an improper personal benefit.

Section 145(a) of the DGCL empowers a corporation to indemnify any present or former director, officer, employee or agent of the corporation, or any individual who served or is serving at the corporation’s request as a director, officer, employee or agent of another organization, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding provided that such director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director, officer, employee or agent had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL empowers a corporation to indemnify any present or former director, officer, employee or agent or the corporation, or any individual who served or is serving at the corporation’s request as a director, officer, employee or agent of another corporation, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit provided that such director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director, officer, employee or agent shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 of the DGCL further provides that (i) to the extent a present or former director or officer has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL, or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith; (ii) the indemnification and advancement of expenses provided for, by, or granted pursuant to, Section 145 of the DGCL shall not be deemed exclusive of any other rights to which the persons seeking indemnification may be entitled; and (iii) the corporation is empowered to purchase and maintain insurance on behalf of a present or former director, officer, employee or agent of the corporation, or any individual who is or was serving at the corporation’s request as a director, officer or employee of another organization, against any liability asserted against him or her or incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145 of the DGCL.

As permitted by the DGCL, our restated certificate of incorporation, as amended, eliminates the liability of our directors to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent otherwise prohibited by the DGCL.

Our restated certificate of incorporation, as amended, provides that we will indemnify each person who was or is made a party to any proceeding by reason of the fact that such person is or was our director or officer against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith to the fullest extent authorized by the DGCL.

Our restated certificate of incorporation, as amended, also gives us the ability to enter into indemnification agreements with each of our directors and officers. We have entered into such indemnification agreements with each of our directors and executive officers. The indemnification agreements provide for the indemnification of our directors and executive officers against any and all expenses, judgments, fines, penalties and amounts paid in settlement, to the fullest extent permitted by law.

We also maintain liability insurance for our directors and officers.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description
3.1	Restated Certificate of Incorporation dated April 11, 1989, as amended by Certificate of Amendment of Restated Certificate of Incorporation on June 27, 1989, by Certificate of Designation filed April 29, 1991, by Certificate of Correction filed May 1, 1991, by Certificate of Amendment of Certificate of Designation filed June 13, 1991, by Certificate of Amendment of Restated Certificate of Incorporation filed November 12, 1992, by Certificate of Amendment of Restated Certificate of Incorporation filed January 11, 1995, by Certificate of Designation filed December 8, 1995, by Certificate of Designation filed October 15, 1996, by Certificate of Designation filed June 4, 1997, by Certificate of Amendment of Restated Certificate of Incorporation filed December 21, 1998, and by Certificate of Designation filed February 11, 2002, incorporated by reference to the same numbered Exhibit of the Company’s Amendment No. 1 to Registration Statement on Form 8-A (No.001-16467) filed February 15, 2002, as further amended by Certificate of Amendment of Restated Certificate of Incorporation filed December 15, 2003, incorporated by reference to Exhibit 3.3 to the Company’s Quarterly Report on Form 10-Q filed February 12, 2004, as further amended by Certificate of Amendment of Restated Certificate of Incorporation filed March 2, 2006, incorporated by reference to Exhibit 3.4 to the Company’s Annual Report on Form 10-K filed March 16, 2006.

3.2	By-Laws of the Company, as adopted March 4, 1987, and amended on October 8, 1996, incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-KSB filed October 15, 1996.

4.1	Rights Agreement, dated as of February 8, 2002, between the Company and American Stock Transfer & Trust Company, which includes as Exhibit A thereto a form of Certificate of Designation for the Series A Junior Participating Preferred Stock, as Exhibit B thereto the Form of Rights Certificate and as Exhibit C thereto a Summary of Terms of Stockholder Rights Plan, incorporated by reference to Exhibit 4.2 to Amendment No. 1 to the Company’s Registration Statement on Form 8-A (No. 001-16467) filed February 15, 2002.

5.1	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation.

10.1	Cortex Pharmaceuticals, Inc. 2006 Stock Incentive Plan, incorporated by reference to Exhibit 10.94 to the Company’s Current Report on Form 8-K filed May 11, 2006.

10.2	Amendment No. 1 to Cortex Pharmaceuticals, Inc. 2006 Stock Incentive Plan, incorporated by reference to Exhibit 10.101 to the Company’s Current Report on Form 8-K filed May 15, 2007.

10.3	Form of Notice of Grant of Stock Options and Option Agreement under the Company’s 2006 Stock Incentive Plan, incorporated by reference to Exhibit 10.96 to the Company’s Quarterly Report on Form 10-Q filed August 8, 2006.

10.4	Form of Incentive/Non-qualified Stock Option Agreement under the Company’s 2006 Stock Incentive Plan, incorporated by reference to Exhibit 10.97 to the Company’s Quarterly Report on Form 10-Q filed August 8, 2006.

10.5	Non-Qualified Stock Option Agreement, dated March 5, 2007, between the Company and Leslie Street

23.1	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in Exhibit 5.1).

23.2	Consent of Haskell & White LLP, independent registered public accounting firm.

23.3	Consent of Ernst & Young LLP, independent registered public accounting firm.

24.1	Power of Attorney (included on the signature page to this registration statement on Form S-8).

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 30th day of May, 2007.

CORTEX PHARMACEUTICALS, INC.

By:	/s/ Roger G. Stoll, Ph.D.
Roger G. Stoll, Ph.D.
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of Cortex Pharmaceuticals, Inc., do hereby make, constitute and appoint Roger G. Stoll, Ph.D. and Maria S. Messinger, and each of them acting individually, our true and lawful attorneys-in-fact and agents, with power to act without any other and with full power of substitution, to do any and all acts and things in our name and behalf in our capacities as directors and officers, to sign any and all amendments (including post-effective amendments) to this registration statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Roger G. Stoll, Ph.D.	Chairman, President and Chief Executive	May 30, 2007
Roger G. Stoll, Ph.D.	Officer (Principal Executive Officer)

/s/ Maria S. Messinger	Vice President, Chief Financial Officer	May 30, 2007
Maria S. Messinger	and Secretary (Principal Financial and Accounting Officer)

/s/ Robert F. Allnutt	Director	May 30, 2007
Robert F. Allnutt

/s/ John F. Benedik	Director	May 30, 2007
John F. Benedik

/s/ Charles J. Casamento	Director	May 30, 2007
Charles J. Casamento

/s/ Carl W. Cotman, Ph.D.	Director	May 30, 2007
Carl W. Cotman, Ph.D.

/s/ Peter F. Drake, Ph.D.	Director	May 30, 2007
Peter F. Drake, Ph.D.

/s/ M. Ross Johnson, Ph.D.	Director	May 30, 2007
M. Ross Johnson, Ph.D.

/s/ Gary Tollefson, M.D., Ph.D.	Director	May 30, 2007
Gary Tollefson, M.D., Ph.D.

/s/ Mark A. Varney, Ph.D.	Director	May 30, 2007
Mark A. Varney, Ph.D.

EXHIBIT INDEX

Exhibit Number	Description
3.1	Restated Certificate of Incorporation dated April 11, 1989, as amended by Certificate of Amendment of Restated Certificate of Incorporation on June 27, 1989, by Certificate of Designation filed April 29, 1991, by Certificate of Correction filed May 1, 1991, by Certificate of Amendment of Certificate of Designation filed June 13, 1991, by Certificate of Amendment of Restated Certificate of Incorporation filed November 12, 1992, by Certificate of Amendment of Restated Certificate of Incorporation filed January 11, 1995, by Certificate of Designation filed December 8, 1995, by Certificate of Designation filed October 15, 1996, by Certificate of Designation filed June 4, 1997, by Certificate of Amendment of Restated Certificate of Incorporation filed December 21, 1998, and by Certificate of Designation filed February 11, 2002, incorporated by reference to the same numbered Exhibit of the Company’s Amendment No. 1 to Registration Statement on Form 8-A (No.001-16467) filed February 15, 2002, as further amended by Certificate of Amendment of Restated Certificate of Incorporation filed December 15, 2003, incorporated by reference to Exhibit 3.3 to the Company’s Quarterly Report on Form 10-Q filed February 12, 2004, as further amended by Certificate of Amendment of Restated Certificate of Incorporation filed March 2, 2006, incorporated by reference to Exhibit 3.4 to the Company’s Annual Report on Form 10-K filed March 16, 2006.

3.2	By-Laws of the Company, as adopted March 4, 1987, and amended on October 8, 1996, incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-KSB filed October 15, 1996.

4.1	Rights Agreement, dated as of February 8, 2002, between the Company and American Stock Transfer & Trust Company, which includes as Exhibit A thereto a form of Certificate of Designation for the Series A Junior Participating Preferred Stock, as Exhibit B thereto the Form of Rights Certificate and as Exhibit C thereto a Summary of Terms of Stockholder Rights Plan, incorporated by reference to Exhibit 4.2 to Amendment No. 1 to the Company’s Registration Statement on Form 8-A (No. 001-16467) filed February 15, 2002.

5.1	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation.

10.1	Cortex Pharmaceuticals, Inc. 2006 Stock Incentive Plan, incorporated by reference to Exhibit 10.94 to the Company’s Current Report on Form 8-K filed May 11, 2006.

10.2	Amendment No. 1 to Cortex Pharmaceuticals, Inc. 2006 Stock Incentive Plan, incorporated by reference to Exhibit 10.101 to the Company’s Current Report on Form 8-K filed May 15, 2007.

10.3	Form of Notice of Grant of Stock Options and Option Agreement under the Company’s 2006 Stock Incentive Plan, incorporated by reference to Exhibit 10.96 to the Company’s Quarterly Report on Form 10-Q filed August 8, 2006.

10.4	Form of Incentive/Non-qualified Stock Option Agreement under the Company’s 2006 Stock Incentive Plan, incorporated by reference to Exhibit 10.97 to the Company’s Quarterly Report on Form 10-Q filed August 8, 2006.

10.5	Non-Qualified Stock Option Agreement, dated March 5, 2007, between the Company and Leslie Street.

23.1	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in Exhibit 5.1).

23.2	Consent of Haskell & White LLP, independent registered public accounting firm.

23.3	Consent of Ernst & Young LLP, independent registered public accounting firm.

24.1	Power of Attorney (included on the signature page to this registration statement on Form S-8).